EXHIBIT 51


                       Mafco Holdings Inc./GSB PrISM

 Terms and Conditions for PrISM



                 Sellers:                           Mafco Holdings Inc. ("Parent") and GSB Investments Corp.,
                                                    an indirect wholly-owned subsidiary of Parent

                                                    ("Subsidiary", and each of Parent and Subsidiary, a
                                                    "Seller").

                 Purchaser:                         JPMorgan Chase Bank.

                 Agent:                             J.P. Morgan Securities Inc.

                 Calculation Agent:                 JP Morgan Chase Bank or an affiliate thereof. All
                                                    determinations and calculations of the Calculation Agent
                                                    shall be made in good faith and in a commercially
                                                    reasonable manner.

                 Issue:                             PrISM (Principal Installment Stock Monetization) Prepaid
                                                    Variable Forward Contract (the "Contract"), maturing on
                                                    the Maturity Date, relating to the Underlying Shares.
                                                    The Contract may be executed in one or more tranches
                                                    (each, a "Tranche").

                 Underlying Shares:                 Up to 1,000,000 shares of Common Stock, par value $1.00
                                                    per share (the "Common Stock"), of Golden State Bancorp
                                                    Inc. (the "Issuer").

                 Aggregate Contract Price:          For any Tranche, an amount equal to the product of (a)
                                                    the Issue Price for such Tranche and (b) the Base Amount
                                                    for such Tranche.

                 Base Amount:                       For any Tranche, the number of shares of Common Stock
                                                    underlying the transaction contemplated hereby hedged by
                                                    the number of shares of Common Stock (the "Hedge Shares"
                                                    with respect to such Tranche) sold by Purchaser in
                                                    connection with its initial hedge of its exposure to the
                                                    transactions contemplated hereby during the period from
                                                    and including the Issue Date immediately preceding the
                                                    Issue Date for such Tranche (or if there is no preceding
                                                    Issue Date, the date hereof) to but excluding the Issue
                                                    Date for such Tranche.

                 Issue Price:                       For any Tranche, the average price per share at which
                                                    Purchaser sells the Hedge Shares with respect to such
                                                    Tranche. Any such sales will be made pursuant to the terms set forth under "Registration of Hedge Sales" below.

                 Floor Price:                       For any Tranche, 85% of the Issue Price for such Tranche.

                 Final Issue Date:                  The date of completion of Purchaser's initial hedging
                                                    activities in connection with the transactions
                                                    contemplated hereby (which shall in no event be later than
                                                    June 5, 2002).

                 Issue Date:                        Each of the following shall be an Issue Date with respect
                                                    to a Tranche: (i) the Final Issue Date and (ii) any
                                                    business day on or prior to the Final Issue Date if (A)
                                                    such day is designated as an Issue Date by Sellers upon
                                                    three business days' written notice to Purchaser and (B)
                                                    such day is the first business day following the 29th
                                                    calendar day after the Issue Date immediately preceding
                                                    such day (or if there is no preceding Issue Date, the
                                                    Closing Date).

                 Closing Date:                      For any Tranche, three business days following the Issue
                                                    Date for such Tranche.

                 Maturity Date:                     For any Tranche, two years following the initial Closing
                                                    Date.

                 Maturity Price:                    The average closing price per share of Common Stock on the first 20 trading days beginning 30 Exchange Business Days
                                                    (days when the national exchange on which the Common Stock is listed or quoted is scheduled to be open) prior to the
                                                    Maturity Date.


                 Threshold Price:                   For any Tranche, 170% of the Issue Price for such Tranche.

                 Proceeds Amount:                   For any Tranche, 67.15% of the Aggregate Contract Price
                                                    for such Tranche.  The Proceeds Amount shall be paid by
                                                    Purchaser to Subsidiary on the Closing Date for such
                                                    Tranche.

                 Settlement:                        On the Maturity Date, Sellers will deliver to Purchaser an aggregate number of freely transferable shares of Common
                                                    Stock (or cash with an equal value) equal to the sum of
                                                    the Contract Share Amounts for each Tranche.


                 Contract Share Amount:             For any Tranche, the product of (a) the Base Amount for
                                                    such Tranche and (b) the Exchange Rate for such Tranche.
                 Exchange Rate:                     The Exchange Rate for each Tranche will be equal to:

                                                    (a)   if the Maturity Price is less than or equal to
                                                          the Floor Price for such Tranche, one;

                                                    (b)   if the Maturity Price is greater than the Floor
                                                          Price for such Tranche but less than or equal to the
                                                          Threshold Price for such Tranche, the quotient of
                                                          such Floor Price divided by the Maturity Price; and

                                                    (c)   if the Maturity Price is greater than the Threshold
                                                          Price for such Tranche, one minus a fraction, the
                                                          numerator of which is equal to the excess of such
                                                          Threshold Price over the Floor Price for such
                                                          Tranche and the denominator of which is equal to the
                                                          Maturity Price.

                 Early Termination:                 At any time on or after the date six months following the
                                                    final Closing Date, each Tranche shall be subject to
                                                    termination in whole or in part at the option of Sellers,
                                                    upon 35 Exchange Business Days' notice, at a price equal
                                                    to Purchaser's replacement cost for the terminated
                                                    portion of such Tranche, as determined by the Calculation
                                                    Agent.

                 Adjustments:                       The Base Amount, the Floor Price, the Threshold Price and
                                                    other variables relevant to the settlement of each
                                                    Tranche shall be subject to adjustment if the Issuer (i)
                                                    subdivides, consolidates or reclassifies the Common
                                                    Stock, (ii) pays a dividend or distribution of Common
                                                    Stock, rights, warrants or other assets on the Common
                                                    Stock, (iii) pays a cash dividend (other than an Ordinary
                                                    Cash Dividend) on the Common Stock, (iv) makes a call in
                                                    respect of Common Stock not fully paid, (v) repurchases
                                                    Common Stock or (vi) takes any similar action, in each
                                                    case, which action has a diluting or concentrative effect
                                                    on the theoretical value of the Common Stock; provided
                                                    that in the case of clause (iii) above, any such
                                                    adjustment shall be made to variables other than the Base
                                                    Amount.

                                                    In the event of (a) a consolidation or merger of the
                                                    Issuer, (b) any sale, transfer, lease or conveyance
                                                    of the property of the Issuer as an entirety or
                                                    substantially as an entirety, (c) any statutory
                                                    exchange of securities of the Issuer or (d) any
                                                    liquidation, dissolution or winding up of the Issuer
                                                    (each of the events described in clauses (a) through
                                                    (d), a "Reorganization Event"), then:

                                                    (i)   if the successor to the Issuer is a publicly-traded
                                                          entity with a public float as large as or larger
                                                          than the Issuer immediately prior to such event, so
                                                          long as the consideration received by holders of
                                                          Common Stock does not consist solely of non-stock
                                                          consideration, Purchaser will be entitled to receive
                                                          (A) on the Maturity Date the number of shares of
                                                          common stock of such successor represented by the
                                                          shares of Common Stock that otherwise would have
                                                          been deliverable and (B) a cash payment on the date
                                                          of the closing of such event (the "Reorganization
                                                          Termination Date") equal to the sum of (I) the
                                                          product of (x) the present value on the
                                                          Reorganization Termination Date, as determined by
                                                          the Calculation Agent using an interpolated LIBOR
                                                          rate, of a payment on the Maturity Date equal to the
                                                          Base Amount for each Tranche immediately prior to
                                                          the consummation of the Reorganization Event times
                                                          the Floor Price for such Tranche and (y) the
                                                          percentage of such Tranche equal to the percentage
                                                          of non-stock consideration (as a percentage of the
                                                          total consideration (the "Non-Stock Percentage"))
                                                          received in such event plus (II) the product of (x)
                                                          the Supplemental Amount, (y) the Base Amount for
                                                          such Tranche and (z) the Non-Stock Percentage; or

                                                    (ii)  in any other case, the Maturity Date will be
                                                          accelerated to the Reorganization Termination Date
                                                          so that Purchaser will receive on the Reorganization
                                                          Termination Date the sum of (A) the present value on
                                                          the Reorganization Termination Date, as determined
                                                          by the Calculation Agent using an interpolated LIBOR
                                                          rate, of a payment on the Maturity Date equal to the
                                                          Base Amount for such Tranche immediately prior to
                                                          the consummation of the Reorganization Event times
                                                          the Floor Price for such Tranche, payable in cash or
                                                          any freely transferable securities received by
                                                          either Seller in such event plus (B) the product of
                                                          (x) the Supplemental Amount and (y) the Base Amount
                                                          for such Tranche.


                 Supplemental Amount:               If the value of the consideration received per share of
                                                    Common Stock in a Reorganization Event (the "Consideration
                                                    Amount") is greater than the Threshold Price, the
                                                    Supplemental Amount shall be equal to the Consideration
                                                    Amount minus the Threshold Price. If the Consideration
                                                    Amount is less than the Floor Price, the Supplemental
                                                    Amount shall be equal to the Consideration Amount minus
                                                    the Floor Price. If the Consideration Amount is less or
                                                    equal to the Threshold Price and greater than or equal to
                                                    the Floor Price, the Supplemental Amount shall be zero.

                 Registration of Hedge Sales:       Subsidiary shall be named as a selling shareholder in a
                                                    registration statement (the "Registration Statement")
                                                    covering the public sale by Purchaser or an affiliate
                                                    thereof of shares of Common Stock in connection with
                                                    hedging Purchaser's exposure to the transactions
                                                    contemplated hereby. The Registration Statement shall be
                                                    filed by the Issuer and declared effective under the
                                                    Securities Act by the Securities and Exchange Commission.
                                                    Sellers, the Issuer and Purchaser (or an affiliate of
                                                    Purchaser designated by Purchaser) shall enter into an
                                                    agreement (the "Registration Agreement") in connection
                                                    with the public sale of such shares by Purchaser in a form customary for underwritten secondary offerings of equity
                                                    securities lead managed by J.P. Morgan Securities Inc.
                                                    (which agreement shall include, without limitation,
                                                    representations and warranties of Sellers and the Issuer,
                                                    provisions relating to indemnification of, and
                                                    contribution in connection with the liability of,
                                                    Purchaser and its affiliates by both the Issuer and
                                                    Sellers, payment by the Issuer or Sellers of all
                                                    registration expenses and the delivery by both the Issuer
                                                    and Sellers of legal opinions, secretary's and executive
                                                    officer's certificates, accountants' comfort letters and
                                                    other customary closing documents).

                 Dividend Payment:                  Sellers shall pay to Purchaser on the business day
                                                    following the payment of any cash dividend (other than an
                                                    Ordinary Cash Dividend) with respect to the Common Stock
                                                    (the "Dividend Payment Date") an amount in cash equal to
                                                    the product (the "Dividend Payment Amount") of (i) the per share amount of such dividend and (ii) the sum of the Base
                                                    Amounts for each Tranche on the ex-dividend date for such
                                                    dividend.

                 Ordinary Cash Dividends:           For any given quarterly fiscal period, cash dividends paid in respect of the Common Stock during such period, but
                                                    only to the extent that the aggregate amount of cash
                                                    dividends paid during such period does not exceed $0.10
                                                    per share.

                 Collateral Arrangements:           Subsidiary shall deposit on the Closing Date for each
                                                    Tranche, and shall maintain on and after such Closing
                                                    Date, in a Collateral Account with Purchaser a number of
                                                    shares of Common Stock free and clear of any liens or
                                                    transfer restrictions (other than restrictions on
                                                    transfer imposed by the Securities Act of 1933, as
                                                    amended (the "Securities Act")) equal to Base Amount for
                                                    such Tranche, to secure the obligations of Sellers in
                                                    respect of such Tranche.  Immediately upon payment of the
                                                    Proceeds Amount, Sellers shall deliver to Purchaser any
                                                    documents as Purchaser may reasonably request to evidence
                                                    that such shares have been delivered free and clear of
                                                    any such liens or transfer restrictions.

                                                    Upon the consent of Seller, Purchaser may borrow or
                                                    otherwise rehypothecate Common Stock from the Collateral
                                                    Account; provided that any such borrowing or
                                                    rehypothecation shall be effected such that this provision will satisfy the requirements of a securities lending
                                                    transaction under Section 1058 of the Internal Revenue
                                                    Code of 1986, as amended. The Collateral Agreement will
                                                    include standard provisions for dividends and voting,
                                                    including the loss of voting rights with respect to any
                                                    shares actually borrowed or rehypothecated by Purchaser.
                                                    Upon the early termination of any Tranche by Sellers, a
                                                    corresponding number of shares will be returned to
                                                    Subsidiary and will cease to be security.

                                                    Subsidiary shall have the right at any time during the
                                                    term of the Contract to substitute for all (but not less
                                                    than all) of the Common Stock pledged as collateral (the
                                                    "Share Collateral") United States government securities
                                                    with a value at least equal to 150% of the value of the
                                                    Share Collateral, marked to market on a daily basis. Upon
                                                    the substitution described in the immediately preceding
                                                    sentence, the Share Collateral shall be returned to
                                                    Subsidiary and shall no longer be treated as collateral.

                 Reimbursement Obligation:          If Sellers fail to make available (by reason of Securities
                                                    Act restrictions or otherwise) at any time, a number of
                                                    shares of Common Stock equal to the sum of the Base
                                                    Amounts for each Tranche for the purpose of securities
                                                    lending or hypothecation, Sellers shall make cash payments to Purchaser from time to time in an amount sufficient to
                                                    reimburse Purchaser for any costs relating to the
                                                    borrowing of such shares of Common Stock during the period such unavailability exists.

                 Representations and Warranties:    Sellers represent and warrant to Purchaser that:

                                                    (a) Each Seller is a corporation duly organized and
                                                        existing in good standing under the laws of the State
                                                        of Delaware;

                                                    (b) The execution and delivery of this term sheet and the
                                                        performance by each Seller of such Seller's
                                                        obligations hereunder do not violate or conflict with
                                                        any provision of the certificate of incorporation or
                                                        bylaws of such Seller, any law, order or judgment
                                                        applicable to such Seller or any of such Seller's
                                                        assets or any contractual restriction binding on or
                                                        affecting such Seller or any of such Seller's assets
                                                        (it being understood that the existence on any date
                                                        after the date hereof of factual contingencies to the
                                                        effectiveness on the Closing Date for any Tranche of
                                                        any consent required to be obtained under any
                                                        agreement in connection with the execution or delivery
                                                        of this term sheet or the consummation of the
                                                        transactions contemplated hereby shall not be deemed
                                                        to give rise to any breach of the representation and
                                                        warranty set forth in this paragraph (b) with respect
                                                        to contractual restrictions binding on or affecting
                                                        either Seller or any of such Seller's assets);

                                                    (c) The execution and delivery of this term sheet by each
                                                        Seller and the consummation by such Seller of the
                                                        transactions contemplated hereby have been duly
                                                        authorized by all necessary corporate action;

                                                    (d) Each Seller has duly executed this term sheet. Each
                                                        Seller's obligations under this term sheet constitute
                                                        such Seller's legal, valid and binding obligations,
                                                        enforceable in accordance with their respective terms
                                                        (subject to applicable bankruptcy, reorganization,
                                                        insolvency, moratorium or similar laws affecting
                                                        creditors' rights generally and subject, as to
                                                        enforceability, to equitable principles of general
                                                        application (regardless of whether enforcement is
                                                        sought in a proceeding in equity or at law));

                                                    (e) Each Seller is acting for such Seller's own account,
                                                        and has made such Seller's own independent decision to
                                                        enter into this transaction and as to whether this
                                                        transaction is appropriate or proper for such Seller
                                                        based upon such Seller's own judgment and upon advice
                                                        of such advisors as such Seller deems necessary. Each
                                                        Seller acknowledges and agrees that such Seller is not
                                                        relying, and has not relied, upon any communication
                                                        (written or oral) of Purchaser or any affiliate,
                                                        employee or agent of Purchaser with respect to the
                                                        legal, accounting, tax or other implications of this
                                                        transaction and that such Seller has conducted such
                                                        Seller's own analyses of the legal, accounting, tax
                                                        and other implications hereof; it being understood
                                                        that information and explanations related to the terms
                                                        and conditions of this transaction shall not be
                                                        considered investment advice or a recommendation to
                                                        enter into this transaction. Each Seller is entering
                                                        into this transaction with a full understanding of all
                                                        of the terms and risks hereof (economic and otherwise)
                                                        and is capable of evaluating and understanding (on
                                                        such Seller's own behalf or through independent
                                                        professional advice), and understands and accepts, the
                                                        terms, conditions and risks. Each Seller is also
                                                        capable of assuming (financially and otherwise), and
                                                        assumes, those risks. Each Seller acknowledges that
                                                        neither Purchaser nor any affiliate, employee or agent
                                                        of Purchaser is acting as a fiduciary for or an
                                                        adviser to such Seller in respect of this transaction;

                                                    (f)  The terms hereof have been negotiated, and the
                                                         transactions contemplated hereby shall be executed, on
                                                         an arm's length basis;

                                                    (g)  Neither Seller is and, after giving effect to the
                                                         transactions contemplated hereby, neither Seller will
                                                         be an "investment company", as such term is defined in
                                                         the Investment Company Act of 1940, as amended (the
                                                         "1940 Act"), that is required to be registered under
                                                         the 1940 Act;

                                                    (h)  Neither Seller is in possession of any material
                                                         non-public information regarding the Issuer; and

                                                    (i)  Each Seller has total assets exceeding $10,000,000.

                                                    Purchaser represents and warrants to Sellers that:

                                                    (a)  Purchaser is a company duly organized and
                                                         existing in good standing under the laws of its
                                                         jurisdiction of incorporation;

                                                    (b)  The execution and delivery of this term sheet and the performance by Purchaser of Purchaser's obligations
                                                         hereunder do not violate or conflict with any
                                                         provision of the constitutive documents of Purchaser,
                                                         any law, order or judgment applicable to Purchaser or
                                                         any of Purchaser's assets or any contractual
                                                         restriction binding on or affecting Purchaser or any
                                                         of Purchaser's assets;

                                                    (c)  The execution and delivery of this term sheet by
                                                         Purchaser and the consummation by Purchaser of the
                                                         transactions contemplated hereby have been duly
                                                         authorized by all necessary corporate action;

                                                    (d)  Purchaser has duly executed this term sheet.
                                                         Purchaser's obligations under this term sheet
                                                         constitute Purchaser's legal, valid and binding
                                                         obligations, enforceable in accordance with their
                                                         respective terms (subject to applicable bankruptcy,
                                                         reorganization, insolvency, moratorium or similar
                                                         laws affecting creditors' rights generally and
                                                         subject, as to enforceability, to equitable
                                                         principles of general application (regardless of
                                                         whether enforcement is sought in a proceeding in
                                                         equity or at law));

                                                    (e)  Purchaser has total assets exceeding $10,000,000.

                                                    If, at any time during the period beginning on the date
                                                    hereof and ending on the final Closing Date, any of the
                                                    representations and warranties of Sellers or Purchaser set forth above are not true, correct and complete as if made
                                                    as of such time, the maker of such representation or
                                                    warranty shall notify the other parties hereto as promptly as practicable.

                 Events of Default:                 The final documentation for each Tranche will contain
                                                    customary Events of Default, including the following:

                                                    (a)  failure to perform any covenant thereunder for 60
                                                         days after notice of breach;

                                                    (b)  in the judgment of the Calculation Agent, Purchaser
                                                         is unable to hedge Purchaser's exposure to the
                                                         transactions contemplated hereby because of the lack
                                                         of sufficient shares of Common Stock (not to exceed
                                                         the sum of the Base Amounts for each Tranche) being
                                                         made available for share borrowing by lenders,
                                                         including without limitation lenders identified by
                                                         Sellers with whom Purchaser shall consult;

                                                    (c)  certain events of cross-default, bankruptcy,
                                                         insolvency or reorganization with respect to either
                                                         Seller; and

                                                    (d)  failure to deliver (i) the freely transferable shares of Common Stock (or cash with equal value) required
                                                         on any Maturity Date, (ii) the cash amounts (or, if
                                                         applicable, freely transferable securities) required
                                                         on any Reorganization Termination Date or any date on
                                                         which any Tranche is terminated in whole or in part
                                                         pursuant to the terms set forth under "Early
                                                         Termination" above or (iii) any Dividend Payment
                                                         Amount on any Dividend Payment Date.

                                                    Upon the occurrence of an Event of Default, Purchaser may
                                                    terminate any Tranche at a price (payable in Common Stock
                                                    or, if Purchaser has substituted United States government
                                                    securities as collateral pursuant to the terms set forth
                                                    under "Collateral Arrangements" above, in cash) equal to
                                                    Purchaser's replacement cost for such Tranche, as
                                                    determined by the Calculation Agent. Capital Structure:
                                                    The Contract will be a secured forward contract of each
                                                    Seller. Conditions Precedent: If, at any time prior to the
                                                    Final Issue Date, any of the following conditions are not
                                                    satisfied:

                                                    (a)  the representations and warranties of each Seller
                                                         shall be true and correct as if made at such time and
                                                         each Seller shall have performed all of its
                                                         obligations required to be performed by it hereunder;

                                                    (b)  any consent required to be obtained under any
                                                         agreement in connection with the execution or
                                                         delivery of this term sheet or the consummation of
                                                         the transactions contemplated hereby shall have been
                                                         obtained and shall be in full force and effect and
                                                         the conditions of any such consent shall have been
                                                         satisfied;

                                                    (c)  Sellers shall have delivered to Purchaser evidence
                                                         acceptable to Purchaser that the condition set forth
                                                         in paragraph (b) above is satisfied;

                                                    (d)  the representations and warranties of Sellers and the
                                                         Issuer contained in the Registration Agreement and
                                                         any certificate delivered pursuant thereto shall be
                                                         true and correct as if made at such time and each of
                                                         Sellers and the Issuer shall have performed all of
                                                         the obligations required to be performed by it under
                                                         the Registration Agreement; or

                                                    (e)  on each Representation Date (as defined in the
                                                         Registration Agreement) that shall have occurred
                                                         prior to such time, Davis Polk & Wardwell, counsel to
                                                         Purchaser, in its professional judgment, shall have
                                                         been able to provide an opinion to Purchaser relating
                                                         to the disclosure in the Registration Statement in
                                                         form and substance acceptable to Purchaser;

                                                    any Tranche that has not been consummated prior to such
                                                    date shall be terminated and unwound and Sellers shall
                                                    deliver to Purchaser an amount in cash (the "Net Payment
                                                    Amount" with respect to each such Tranche) equal to the
                                                    aggregate amount of costs and expenses (including market
                                                    losses) relating to the unwinding of Purchaser's hedging
                                                    activities in respect of such Tranche (provided that if
                                                    such Net Payment Amount is negative, Purchaser shall
                                                    deliver to Subsidiary an amount in cash equal to the
                                                    absolute value of such Net Payment Amount).

                 Conditions Precedent to Payment    The payment of the Proceeds Amount for each Tranche on
                 of the Proceeds Amount:            the Closing Date for such Tranche is subject to (a)
                                                    Purchaser's legal, regulatory, credit and risk approval of the transaction, (b) the delivery by Sellers to Purchaser
                                                    of a customary corporate opinion of nationally recognized
                                                    counsel acceptable to Purchaser in form and substance
                                                    acceptable to Purchaser, (c) the truth and correctness of
                                                    the representations and warranties of each Seller and the
                                                    performance by each Seller of its obligations hereunder
                                                    (including without limitation the performance of the
                                                    obligations set forth under "Collateral Arrangements"
                                                    above) and under the final documentation described under
                                                    "Breakage Costs" below, (d) the receipt by Purchaser of
                                                    evidence reasonably acceptable to Purchaser that
                                                    immediately upon payment of the Proceeds Amount for such
                                                    Tranche, a number of shares of Common Stock equal to the
                                                    Base Amount for such Tranche shall be delivered to
                                                    Purchaser free and clear of any liens or transfer
                                                    restrictions (other than restrictions on transfer imposed
                                                    by the Securities Act) pursuant to the term set forth in
                                                    "Collateral Arrangements" above and (e) the satisfaction
                                                    of each condition set forth in "Conditions Precedent"
                                                    above.

                 Breakage Costs:                    The parties expect to execute final documentation relating to each Tranche after Purchaser has completed its hedging
                                                    activities in connection with such Tranche. If (i) Sellers fail to fulfill their obligations hereunder with respect
                                                    to any Tranche or any of the conditions set forth in
                                                    "Conditions Precedent to Payment of the Proceeds Amount"
                                                    above or in the final documentation relating to such
                                                    Tranche are not satisfied or (ii) final documentation
                                                    reasonably satisfactory to Purchaser relating to such
                                                    Tranche has not been executed by 5:00 p.m., New York City
                                                    time on the date six weeks following the Issue Date for
                                                    such Tranche, such Tranche shall be terminated and unwound and Sellers shall deliver to Purchaser the Net Payment
                                                    Amount with respect to such Tranche (provided that if such
                                                    Net Payment Amount is negative, Purchaser shall deliver to
                                                    Subsidiary an amount in cash equal to the absolute value
                                                    of such Net Payment Amount). Notwithstanding any provision hereof to the contrary, if on the Closing Date for any
                                                    Tranche, Sellers are unable to satisfy the conditions to
                                                    any consent required to be obtained in order for Sellers
                                                    to perform their obligations hereunder, Sellers may elect
                                                    to satisfy their obligations hereunder by terminating and
                                                    unwinding such Tranche and any subsequent Tranche that has not been consummated and delivering to Purchaser the Net
                                                    Payment Amount with respect to such Tranche in lieu of the other payments or deliveries provided herein (provided
                                                    that if such Net Payment Amount is negative, Purchaser
                                                    shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

                 Assignment:                        The rights and duties hereunder and under the Contract and
                                                    Collateral Agreement may not be assigned or transferred by any party hereto or thereto without the prior written
                                                    consent of the other parties hereto or thereto; provided
                                                    that Purchaser may assign or transfer any of its rights or duties hereunder or thereunder with the prior written
                                                    consent of each Seller (which consent shall not be
                                                    unreasonably withheld).

                 Joint and Several Obligations:     The obligations of Sellers hereunder shall be joint and
                                                    several.

                 Governing Law:                     This term sheet shall be governed by and construed in
                                                    accordance with the laws of the State of New York without
                                                    reference to choice of law doctrine.



                       Mafco Holdings Inc./GSB PrISM



Understood and Agreed to, this 21st day of February, 2002:


MAFCO HOLDINGS INC.


By: /s/ Todd J. Slotkin
    ----------------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


GSB INVESTMENTS CORP.


By: /s/ Todd J. Slotkin
    ---------------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


JPMORGAN CHASE BANK,
by J.P. Morgan Securities Inc., as Agent


By: /s/ Neeraj Hora
    ------------------------------------
    Name:   Neeraj Hora
    Title:  Vice President